 Exhibit 99.1

PRESS RELEASE

Ralph Henson, Chief Credit Officer for First Citizens National Bank resigns from Chief Credit Officer effective January 1, 2007 to accept a part-time position with the Bank. Mr. Henson will serve the Bank as Executive Vice President in charge of Other Real Estate Owned, Problem and Watch List Credits and providing support to the newly appointed Chief Credit Officer, Sherrell Armstrong. Mr. Henson will continue to serve on the Board of Directors of First Citizens National Bank and First Citizens Bancshares.